UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020

Aditx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte, St., Suite 101 Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 488-0844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2020, Aditx Therapeutics, Inc. (the “Company”) entered into a Consulting Agreement (the “Salveo Consulting Agreement”) by and between the Company and Salveo Diagnostics, Inc., a Delaware corporation (“Salveo”). Pursuant to the Salveo Consulting Agreement, Salveo will establish, setup and commence commercial operations of a licensed, College of American Pathologists accredited, and Clinical Laboratory Improvement Amendments (“CLIA”) certified, independent clinical and diagnostic laboratory for the Company and its AditxtScore™ immune monitoring technology (the “Services”).

In consideration for the Services, and upon the successful completion of certain milestones (the “Milestones”) described below, the Company will issue Salveo up to 650,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) in the aggregate. The Shares are issuable to Salveo upon the completion of the following Milestones: (i) 150,000 Shares upon the sale and transfer to the Company of certain code and interpretive commenting algorithms (the “Algorithms”) along with related testing protocols and all technology, codes and spreadsheets, know-how, any necessary information or tools to implement, use, and/or continue to improve or further refine the Algorithms, and other associated intellectual property; (ii) 250,000 Shares upon securing temporary laboratory space and other related tasks in connection with the launch of the AditxtScore™ platform; and (iii) 250,000 Shares upon satisfaction of tasks related to the establishment of a long-term AditxtScore™ center in Richmond, VA. The Company shall also pay Salveo at cost for Salveo’s reasonable and documented purchases, general operating costs and expenses incurred in connection with the Services.

The issuance of the Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, in reliance on the exemption from registration under the Securities Act, as provided by Section 4(a)(2) thereof.

The term (the “Term”) of the Salveo Consulting Agreement expires on December 31, 2020, unless all Milestones are completed prior to December 31, 2020 in which case the Term will automatically end as of the date that all such Milestones are completed. The Term may be renewed or extended, by mutual written agreement of the Company and Salveo, for an additional thirty (30) day period unless sooner terminated, provided that Company has a right to unilaterally extend the Term for up to three (3) additional thirty (30) day periods each in the event that the Milestones have not been satisfied and the AditxtScore™ center has not been set up as a fully licensed and CLIA certified independent clinical and diagnostics laboratory. Notwithstanding the foregoing, the Company and Salveo may mutually terminate the Salveo Consulting Agreement in writing at any time. Additionally, the Company may terminate the Salveo Consulting Agreement for Cause (as such term is defined in the Salveo Consulting Agreement) at any time.

The foregoing description of the Salveo Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Salveo Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 8.01 Other Events.

On November 19, 2020, the Company issued a press release announcing CLIA certification for AditxtScore™ laboratory operations in Richmond, VA, and plans to launch AditxtScore™ for COVID-19 as a lab developed test, a copy of which is filed as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated November 18, 2020
99.1	Press release, dated November 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITX THERAPEUTICS, INC.

Date: November 23, 2020	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer

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